UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 15, 2024
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

500 Eldorado Blvd., Building 5
Broomfield,	Colorado	80021
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terence Reilly Appointment

Crocs, Inc. (the “Company”) has appointed Terence Reilly as Executive Vice President and President for the HEYDUDE Brand (“HEYDUDE”), effective April 29, 2024. Mr. Reilly most recently served as the President of the Stanley Brand where he helped reshape the century-old insulated drinkware brand into a brand of current culture. Prior to his time at Stanley, Mr. Reilly served as the Chief Marketing Officer at Crocs, Inc., in addition to holding various other marketing leadership roles.

Rick Blackshaw Separation

On April 15, 2024, the Company made the decision to separate from Rick Blackshaw, Executive Vice President, Brand President for HEYDUDE, effective immediately (the “Separation Date”).

Upon execution of a separation agreement and general release (the “Separation Agreement”), Mr. Blackshaw will be entitled to the payments and benefits relating to his separation as set forth in his employment offer letter, dated December 22, 2021, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2024, specifically, (i) a lump sum severance payment of $675,000.04, which is equal to 12 months of base compensation, less applicable withholdings and deductions, and (ii) 12 months of outplacement assistance services. In addition, pursuant to the Separation Agreement, (i) Mr. Blackshaw will receive a special payment of $26,457.36, net, which is equivalent to 12 months of COBRA coverage under HEYDUDE’s medical, dental and vision plans, (ii) the 2,632 shares of the Company’s common stock granted under Mr. Blackshaw’s Performance-Based Unit Agreement dated March 2, 2023 (the “PSU Award Agreement”), shall continue to be earned and shall vest and become payable at the end of the performance period (March 2, 2026), in accordance with the performance conditions set forth in the PSU Award Agreement, provided that the number of earned performance-based restricted stock units shall be prorated based on the number of days Mr. Blackshaw was employed during the performance period, and (iii) all other unvested equity awards, in accordance with the applicable equity plans and award agreements, will be cancelled and forfeited on the Separation Date.

The foregoing description of the Separation Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Arrangement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2024.

Item 7.01. Regulation FD Disclosure.

On April 16, 2024, the Company issued a press release announcing the leadership changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Crocs, Inc. press release dated April 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: April 16, 2024	By:	/s/ Anne Mehlman
Anne Mehlman
Executive Vice President and Chief Financial Officer